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                                                                     EXHIBIT 4.2

                               FIRST AMENDMENT TO
                    ALION SCIENCE AND TECHNOLOGY CORPORATION
                 EMPLOYEE OWNERSHIP, SAVINGS AND INVESTMENT PLAN


         WHEREAS, Alion Science and Technology Corporation (the "Company") maintains an Employee Ownership, Savings and Investment Plan for the benefit of its Employees and the Employees of any other Adopting Employer, which Plan was last amended and restated as of December 19, 2001 (the "Plan); and

         WHEREAS, under Section 15.1 of the Plan, the Company reserved the right to amend the Plan at any time, in whole or in part, by action of its Board of Directors; and

         WHEREAS, the Board of Directors of the Company, pursuant to Section
15.1 of the Plan, has delegated authority to amend the Plan to the undersigned officer, provided he determines that the amendment would not materially increase costs of the Plan to the Company or any Adopting Employer; and

         WHEREAS, the undersigned officer has determined that this First Amendment would not materially increase costs of the Plan to the Company or any Adopting Employer;

         NOW, THEREFORE, pursuant to the powers of amendment reserved under
Section 15.1 of the Plan, the Plan is hereby amended by the Company, effective October 1, 2002, unless otherwise provided, as follows:


                                   ARTICLE II

Section 2.33 - Amended by striking the same (except for the heading) and substituting in lieu thereof the following:

                  "An Eligible Employee who (a) is or was an employee of IIT Research Institute and became an Employee of an Adopting Employer in the first Plan Year, or (b) was an employee of IIT Research Institute on or before December 20, 2002 and became an Employee of an Adopting Employer within five (5) years of the Employee's termination of employment with IIT Research Institute."

Section 2.48 - Amended by striking the first sentence and substituting in lieu thereof the following:

                  "That portion of a Period of Service during which an Eligible Employee was a Participant."

Section 2.49 - Effective December 19, 2001, amended by adding between the first and second sentences the following:


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         "If the Severance from Service is because the Employee resigns, retires or is discharged, and the Employee is rehired by an Employer within twelve (12) months after his Severance from Service Date, the period between his Severance from Service Date and his rehire date is included in his Period of Service. Notwithstanding the foregoing, if an Employee resigns, retires or is discharged during a period of absence for any reason other than a resignation, retirement, discharge or death, the period between his Severance from Service Date and his rehire date is included in his Period of Service only if the Employee's rehire date is within twelve (12) months after the original absence date."

Section 2.51 - Effective December 19, 2001, amended by striking the same (except for the heading) and substituting in lieu thereof the following:

                  "The Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan, as amended from time to time."


                                   ARTICLE III

Section 3.1 - Amended by striking the second sentence and substituting in lieu thereof the following:

         "An Eligible Employee shall be eligible for a Matching Contribution, and Profit Sharing Contribution, if any, immediately following his or her completion of a Period of Service of twelve (12) consecutive months."

Further amended by adding at the end thereof the following:

         "An Eligible Employee who was eligible for a Matching Contribution, and Profit Sharing Contribution, if any, as of the date he or she incurred a Severance from Service, and who is reemployed as an Eligible Employee, shall again be eligible for a Matching Contribution, and Profit Sharing Contribution, if any, immediately following his or her date of reemployment."


                                   ARTICLE IV

Section 4.3 - Amended by striking the second sentence and substituting in lieu thereof the following:

         "For the Plan Year beginning October 1, 2002, the Board of Directors has authorized a Profit Sharing Contribution of 2.5% of the Compensation of all Participants eligible to share in the Profit Sharing Contribution for that Plan Year, 1% to the ESOP Component and 1.5% to the Non ESOP Component."


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Further amended by striking "Total Compensation" in the fourth sentence and substituting in lieu thereof "total Compensation".

Further amended by adding between the fourth and fifth sentences the following:

         "For purposes of the second and fourth sentences of this Section 4.3, the Compensation of a Participant who during the Plan Year first becomes eligible under Section 3.1 to share in the Profit Sharing Contribution shall only include amounts paid on or after said date."

Section 4.4(a) - Amended by striking the last sentence and substituting in lieu thereof the following:

         "This Matching Contribution shall be determined each Plan Year based on the Compensation and total pre-tax deferrals for the Plan Year. Notwithstanding the foregoing, the Compensation and pre-tax deferrals of a Participant who during the Plan Year first becomes eligible under
         Section 3.1 to receive a Matching Contribution shall only include Compensation paid and pre-tax deferrals made on or after said date."

Section 4.9 - Amended by striking the next to last paragraph.

Further amended by striking the last paragraph and substituting in lieu thereof the following:

                  "For so long as the Plan satisfies the aforesaid safe harbor requirements, the testing requirements of this Section 4.9 shall not apply to those Eligible Participants entitled to receive a Matching Contribution described in Section 4.4."


                                    ARTICLE V

Section 5.1(d) - Amended by adding "or a rehired Employee" at the end of the first sentence thereof.

Section 5.11(a) - Amended by striking "Participants' ESOP Profit Sharing Accounts" and substituting in lieu thereof "Participants' ESOP Accounts".

Section 5.11(c) - Amended by adding "cash" before "dividends" in the first line.

                                   ARTICLE VII

Section 7.2(a) - Amended by striking "Profit Sharing Contribution Accounts" and substituting in lieu thereof "ESOP Profit Sharing Account and Non ESOP Profit Sharing Account".


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Section 7.3(a) - Amended by striking the first sentence and substituting in lieu thereof the following:

                  "In the event that a Participant incurs a Severance from Service before attaining a nonforfeitable right to his or her entire ESOP Profit Sharing Account, the portion of his or her ESOP Profit Sharing Account that is forfeitable will be forfeited as of the first day of the month immediately following the earlier of: (1) the date on which the Participant incurs a Period of Severance of five (5) consecutive years; or (2) the date on which the vested portion of the Participant's ESOP Profit Sharing Account is distributed in accordance with ARTICLE IX. In the event that a Participant incurs a Severance from Service before attaining a nonforfeitable right to his or her entire Non ESOP Profit Sharing Account, the portion of his or her Non ESOP Profit Sharing Account that is forfeitable will be forfeited as of the first day of the month immediately following the earlier of: (A) the date on which the Participant incurs a Period of Severance of five
         (5) consecutive years; or (B) the date on which the vested portion of the Participant's Non ESOP Profit Sharing Account is distributed in accordance with ARTICLE IX."

Further amended by striking the last sentence and substituting in lieu thereof the following:

         "Forfeitures from the ESOP Component of the Plan will be reallocated as of the next Allocation Date to Participants who are eligible to receive a Profit Sharing Contribution for the Plan Year in the same manner as Profit Sharing Contributions are allocated to Participants under
         Section 4.3."

Section 7.4(b) - Effective December 19, 2001, amended by striking "Hour of Service is credited" and substituting in lieu thereof "Hour of Service is not credited".


                                  ARTICLE VIII

Section 8.1(a) - Effective December 19, 2001, amended by striking subsection
(a)(3) and substituting in lieu thereof the following:

         "(3) ESOP and Non ESOP Elective Deferral Accounts (excluding earnings on Elective Deferrals) in the event of a hardship."



                                   ARTICLE IX

Section 9.1(b) - Effective December 19, 2001, amended by striking "401(a)(4) and 401(a)(9)" in the first sentence and substituting in lieu thereof "401(a)(9) and 401(a)(14)".


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                                   ARTICLE X

Section 10.6 - Amended by striking "10.2 or 10.5" in the last sentence and substituting in lieu thereof "10.2, 10.5, 10.7 or 10.8".


                                    Exhibit A

Effective December 19, 2001, amended by adding the following below the heading in Exhibit A:

                               "Adopting Employers

Name                                                  Effective Date of Adoption
Alion Science and Technology
   Corporation                                        December 19, 2001
Human Factors Applications, Inc.                      December 20, 2002".


                                    Exhibit C

Amended by striking "Prior Year Method" and substituting in lieu thereof "Current Year Method".


                                   In General

         Any provision of the amended and restated Plan inconsistent with the foregoing changes is hereby amended to be consistent herewith.


         IN WITNESS WHEREOF, Alion Science and Technology Corporation has caused this First Amendment to the Plan to be executed on its behalf by its duly authorized officer on this 20th day of March, 2003.


                                        ALION SCIENCE AND TECHNOLOGY CORPORATION

                                        By: /s/ BAHMAN ATEFI
                                            ------------------------------------
                                        Title: Chief Executive Officer
                                               ---------------------------------

                                                         (Seal)



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